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                                                                 Exhibit (h) (8)


                               THE GALAXY VIP FUND

                     TRANSFER AGENCY AND SERVICES AGREEMENT
                                 Amendment No. 1


                                                            ______________, 2000


PFPC INC.
4400 Computer Drive
Westborough, Massachusetts 01581

Dear Sirs:

         This letter is to confirm that the undersigned, The Galaxy VIP Fund, a Massachusetts business trust (the "Trust"), has agreed that the Transfer Agency and Services Agreement between the Trust and PFPC Inc. ("PFPC") dated as of September 7, 2000 (the "Agreement"), is herewith amended to provide that PFPC shall be the transfer agent and dividend disbursing agent for the Trust's Large Company Index Fund and Small Company Index Fund on the terms and conditions contained in the Agreement.

         If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy thereof.


                                      Very truly yours,

                                      THE GALAXY VIP FUND



                                      By:
                                             ---------------------------------
                                      Name:  John T. O'Neill
                                      Title: President

Accepted:

PFPC INC.


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